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                                                                    EXHIBIT 5.01
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                                _______ __, 2000

AllAdvantage.com Inc.
4010 Point Eden Way
Hayward, CA  94545

Gentlemen/Ladies:

     At your request, we have examined the Registration Statement on Form S-1 (File Number 333-96271) (the "Registration Statement") filed by AllAdvantage.com Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") on February 7, 2000, as subsequently amended, in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 17,250,000 shares of the Company's Common Stock (the "Stock").

     In rendering this opinion, we have examined the following:

     (1) the Company's registration statement on Form 8-A filed with the Commission on March 23, 2000;

     (2) the Registration Statement, together with the Exhibits filed as a part thereof;

     (3)  the Prospectus prepared in connection with the Registration Statement;

     (4) the minutes of meetings and actions by written consent of the stockholders and Board of Directors that are contained in the Company's minute books and the minute books of your predecessor, AllAdvantage.com, a California corporation ("AllAdvantage.com California"), that are in our possession;

     (5) the stock records for both the Company and AllAdvantage.com California that we have maintained in the course of our representation of you (consisting of a list of stockholders and a list of option and warrant holders respecting the Company's capital and of any rights to purchase capital stock that the Company has verified in connection with the preparation of its Management Certificate described in the following paragraph); and

     (6) a Management Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual representations.

     In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons (other than the Company) executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us and the due authorization (other than the
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_________ __, 2000
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due authorization of the Company), execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof. We have also assumed that the certificates representing the Stock have been, or will be when issued, properly signed by authorized officers of the Company or their agents.

     As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from records and documents referred to above. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any
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facts that would cause us to believe that the opinion expressed herein is not accurate.

     We are admitted to practice law in the State of California, and we render this opinion only with respect to, and express no opinion herein with respect to the application or effect of the laws of any jurisdiction other than, the existing laws of the United States of America and the States of California and Delaware.

     In connection with our opinion expressed below, we have assumed that, at or prior to the time of the delivery of any shares of Stock, the Registration Statement will have been declared effective under the Securities Act of 1933, as amended, that the Registration Statement will not have been modified or rescinded and that there will not have occurred any change in law or the facts affecting the validity or enforceability of such shares of Stock.

     Based upon the foregoing, it is our opinion that the up to 17,250,000 shares of Stock to be issued and sold by the Company, when issued, sold and delivered in the manner and for the consideration stated in the Registration Statement and the Prospectus, will be validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto. This opinion speaks only as of its date and (assuming no changes in the law or the facts) as of the effective date of the Registration Statement and we assume no obligation to update this opinion should circumstances change thereafter. This opinion is intended for use in connection with issuance and sale of shares subject to the Registration Statement and is not to be relied upon for any other purpose.

                              Very truly yours,

                              FENWICK & WEST LLP

                              By:
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